UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2017

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2017, Synaptics Incorporated (“Synaptics”) entered into an Amendment and Restatement Agreement (the “A&R Agreement”) by and among Synaptics, as borrower, certain material domestic subsidiaries of Synaptics, as subsidiary guarantors, the lenders party thereto (the “Lenders”), as lenders, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders, which A&R Agreement adopted an Amended and Restated Credit Agreement (the “A&R Credit Agreement” and collectively with the A&R Agreement, the “Credit Agreement”), by and among Synaptics, as borrower, the Lenders, as lenders, Wells Fargo, as administrative Agent, Wells Fargo Securities, LLC as joint lead arranger and joint bookrunner, MUFG Union Bank, N.A. and BMO Capital Markets Corp. as joint lead arrangers, joint book runners and co-syndication agents.

The Credit Agreement provides for a revolving credit facility in a principal amount of up to $200 million, which includes a $20 million sublimit for letters of credit and a $20 million sublimit for swingline loans. Under the terms of the Credit Agreement, Synaptics may, subject to the satisfaction of certain conditions, request increases in the revolving credit facility commitments in an aggregate principal amount of up to $100 million to the extent existing or new lenders agree to provide such increased or additional commitments, as applicable. The proceeds of the Credit Agreement are available for working capital and general corporate purposes.

The obligations of Synaptics under the Credit Agreement are guaranteed by the material domestic subsidiaries of Synaptics, subject to certain exceptions (such material subsidiaries, together with Synaptics, collectively, the “Credit Parties”). The obligations of the Credit Parties under the Credit Agreement and the other loan documents delivered in connection therewith are secured by a first priority security interest in substantially all of the existing and future personal property of the Credit Parties, including, without limitation, 65% of the voting capital stock of certain of the Credit Parties’ direct foreign subsidiaries, subject to certain exceptions.

The loans under the Credit Agreement bear interest at Synaptics’ election, at a base rate plus an “applicable margin” (as described below) or LIBOR plus an applicable margin. Swingline loans bear interest at a base rate plus an applicable margin. The base rate is a floating rate that is the greater of the prime rate, the federal funds rate plus 50 basis points, or LIBOR plus 100 basis points. The “applicable margin” is determined on a leveraged-based sliding scale which ranges from 0.25 to 100 basis points for base rate loans and 100 basis points to 175 basis points for LIBOR loans. Synaptics is required to pay a commitment fee on any unused commitments under the Credit Agreement which is determined on a leverage-based sliding scale ranging from 17.5 basis points to 25 basis points. Interest and fees are payable on a quarterly basis.

The credit facility is required to be repaid in full on the earlier of (i) September 27, 2022 and (ii) the date 91 days prior to the maturity date of Synaptics’ convertible senior notes due 2022 if such convertible notes have not been refinanced in full by such date.

The Credit Agreement contains customary representations and warranties and certain covenants that limit (subject to certain exceptions) the ability of the Credit Parties and their respective restricted subsidiaries to, among other things, (i) incur or guarantee additional indebtedness, (ii) incur or suffer to exist liens, (iii) make investments, (iv) consolidate, merge or transfer all or substantially all of their assets, (v) sell assets, (vi) pay dividends or other distributions on, redeem or repurchase capital stock, (vii) enter into transactions with affiliates, (viii) amend, modify, prepay or redeem subordinated indebtedness, (ix) enter into certain restrictive agreements, (x) engage in a new line of business, and (xi) enter into sale leaseback transactions.

In addition, the Credit Agreement contains financial covenants that (i) restrict the amount of capital expenditures that may be made in any fiscal year, (ii) as of the last day of any fiscal quarter, require the ratio of the amount of Synaptics’ and its restricted subsidiaries’ consolidated total indebtedness to consolidated EBITDA to be less than certain maximum ratio levels, and (iii) as of the last day of any fiscal quarter, require the ratio of the amount of Synaptics’ and its restricted subsidiaries’ consolidated EBITDA to consolidated interest expense to be greater than a certain minimum ratio level.

The Credit Agreement also contains customary events of default. If such an event of default occurs, the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The above summary of the Credit Agreement is qualified in its entirety by reference to the A&R Agreement and the A&R Credit Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated September 27, 2017, by and among Synaptics, as borrower, certain material domestic subsidiaries of Synaptics, as subsidiary guarantors, the Lenders, as lenders, and Wells Fargo, as administrative agent for the Lenders.

10.2	Amended and Restated Credit Agreement, dated September 27, 2017, by and among Synaptics, as borrower, the Lenders, as lenders, Wells Fargo, as administrative Agent, Wells Fargo Securities, LLC as joint lead arranger and joint bookrunner, MUFG Union Bank, N.A. and BMO Capital Markets Corp. as joint lead arrangers, joint book runners and co-syndication agents

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated September 27, 2017, by and among Synaptics, as borrower, certain material domestic subsidiaries of Synaptics, as subsidiary guarantors, the Lenders, as lenders, and Wells Fargo, as administrative agent for the Lenders.

10.2	Amended and Restated Credit Agreement, dated September 27, 2017, by and among Synaptics, as borrower, the Lenders, as lenders, Wells Fargo, as administrative Agent, Wells Fargo Securities, LLC as joint lead arranger and joint bookrunner, MUFG Union Bank, N.A. and BMO Capital Markets Corp. as joint lead arrangers, joint book runners and co-syndication agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 2, 2017	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary